UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of Earliest Event Reported): February 15, 2006

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California		92610
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On February 15, 2006, The Wet Seal, Inc. (the “Company”) announced that it was not the successful bidder in the auction of the assets of G + G Retail, Inc. Accordingly, the asset purchase agreement (the “Agreement”) dated January 25, 2006 was automatically terminated pursuant to Section 4.4(h) of the Agreement and the debtor-in-possession facility committed by Prentice Capital Management, LP (“Prentice”), an investor of the Company, will be repaid by the winning bidder. Therefore, no shares of the Company’s Class A Common Stock will be issued by the Company as contemplated under its original arrangement with Prentice.

A copy of the press release appears as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Exhibits.

99.1	Press Release, dated as of February 15, 2006 issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: February 16, 2006	By:	/s/ Steven H. Benrubi
Name: Steven H. Benrubi Title: Vice President, Corporate Controller

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release, dated as of February 15, 2006 issued by the Company.